As filed with the U.S. Securities and Exchange Commission on December 1, 2025.

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNITED COMMUNITY BANKS, INC.

(Exact name of registrant as specified in its charter)

Georgia	58-1807304
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 East Camperdown Way

Greenville, South Carolina 29601

(800)822-2651

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

H. Lynn Harton

200 East Camperdown Way

Greenville, South Carolina 29601

(800) 822-2651

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Alison LaBruyere

Squire Patton Boggs (US) LLP

1230 Peachtree St NE

Suite 22002200

Atlanta, GA 30309

(678) 272-3200

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Small reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

Common Stock, Preferred Stock, Depositary Shares, Debt

Securities, Warrants, Purchase Contracts for Securities, Units

We, or, under certain circumstances, one or more selling security holders to be identified in the future, may from time to time sell any combination of the following securities in one or more offerings:

•	shares of common stock, $1.00 par value per share;

•	shares of preferred stock, $1.00 par value per share, in one or more series;

•	depositary shares representing preferred stock;

•	debt securities, which may be senior or subordinated;

•	warrants to purchase securities;

•	purchase contracts for securities; and

•	units.

This prospectus provides you with a general description of the securities we may offer.

Our common stock is listed on the New York Stock Exchange under the symbol “UCB.” We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of our offering. The specific terms for each security will be included in a prospectus supplement that will contain information on the offering terms, the public offering price, and the net proceeds we will receive from securities sales.

For more detail, see “Description of Common Stock,” “Description of Preferred Stock,” “Description of Depositary Shares Representing Preferred Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Purchase Contracts and Units.”

Investing in our securities involves a high degree of risk. We urge you to read carefully the sections entitled “Risk Factors” beginning on page 5 and in our periodic reports filed with the Securities and Exchange Commission (the “SEC”), which are incorporated herein by reference, before you decide to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. An investment in securities of United Community Banks, Inc. is not insured by the Federal Deposit Insurance Corporation or any other government agency.

We and/or one or more selling securityholders may sell securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. Our net proceeds from securities sales will be the public offering price minus any applicable underwriter’s discount, agent’s commission and other offering expenses.

The date of this prospectus is December 1, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that United Community Banks, Inc. filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and/or one or more selling securityholders may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. We and/or one or more selling securityholders may sell:

•	shares of common stock, $1.00 par value per share;

•	shares of preferred stock, $1.00 par value per share, in one or more series;

•	depositary shares representing preferred stock;

•	debt securities, which may be senior or subordinated;

•	warrants to purchase securities;

•	purchase contracts for securities;

•	units; and

•	any combination of the foregoing securities.

To understand the terms of the securities issuable under this prospectus, you should carefully read this prospectus and any applicable prospectus supplement or free writing prospectus we may authorize to be delivered to you. This prospectus provides you with a general description of the common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts for securities and units. Each time we or any selling securityholder sell common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts for securities or units, we will provide an applicable prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The applicable prospectus supplement may also add, update or change information in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus we may authorize to be delivered to you. Neither we nor any selling securityholders have authorized anyone to provide you with information that is different from such information. If anyone provides you with different or inconsistent information, you should not rely on it. We and/or one or more selling securityholders are offering to sell securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, or any prospectus supplement or any free writing prospectus, is accurate only as of the date on its cover page regardless of the time of delivery or any sale of the securities. In case there are differences or inconsistencies between this prospectus and the information incorporated by reference, you should rely on the information in the document with the latest date.

We are issuing the securities only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

It is important for you to read and consider all of the information contained in this prospectus in making your investment decision. To understand the offering fully and for a more complete description of the offering you should read this entire document carefully, including particularly the “Risk Factors” section beginning on page 6. You also should read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

As used in this prospectus, unless the context requires otherwise, the terms “we,” “us,” “our,” “United” or “the Company” refer to United Community Banks, Inc. and its subsidiaries on a consolidated basis.

BUSINESS

You should read carefully this entire prospectus and the documents incorporated by reference in this prospectus before making your investment decisions. This prospectus provides you with a general description of United, the securities issuable under this prospectus and the offering. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about the securities and us.

The Company

We are a bank holding company and financial holding company headquartered in Greensville, South Carolina. At September 30, 2025, United had total assets of $28.1 billion, total loans of $19.2 billion, total deposits of $24.0 billion and shareholders’ equity of $3.6 billion. We provide diversified financial services primarily through our wholly-owned bank subsidiary, United Community Bank (the “Bank”), which as of the date hereof, operated 199 branches in Florida, Georgia, North Carolina, South Carolina, Tennessee and Alabama. Effective July 1, 2021, the Bank moved its headquarters from Blairsville, Georgia to Greenville, South Carolina and became a South Carolina state-chartered bank subject to examination and reporting requirements of the South Carolina Board of Financial Institutions. Effective June 2024, the Bank changed its primary federal regulator from the Federal Deposit Insurance Corporation to the Federal Reserve Board. Effective August 6, 2024, we transferred the listing of our securities from Nasdaq to the NYSE. Our common shares now trade under the symbol UCB.

We provide a wide range of financial products and services to the commercial, retail, governmental, educational, energy, health care and real estate sectors. This includes a variety of deposit products, secured and unsecured loans, mortgage loans, payment and commerce solutions, equipment finance services, wealth management, trust services, private banking, investment advisory services, insurance services and other related financial services. These products and services are delivered through a variety of channels including our branches, other offices, the internet, and mobile applications. Our business model combines the commitment to exceptional customer service of a local bank with the products and expertise of a larger institution. We have a strong culture focused on the golden rule of banking: treating each other and the customer the way we would want to be treated. We exist to serve our customers, and we are committed to making lives better through outstanding products, dedication to our customers, and serving the communities in which we operate. We operate as a locally-focused community bank, supplemented by experienced, centralized support to deliver products and services to our larger, more sophisticated, customers. Our organizational structure reflects these strengths, with local leaders for each market and market advisory boards operating in partnership with the product experts of our Commercial Banking Solutions unit. We believe that this combination of service and expertise sets us apart and is instrumental in our strategy to build long-term relationships.

We offer a full range of lending services, including real estate, consumer and commercial loans, to individuals, small businesses, mid-sized commercial businesses and non-profit organizations, including originating loans partially guaranteed by the SBA and to a lesser extent by the USDA loan programs.

Through our Wealth Management division, we provide private banking, financial planning services, customized portfolio management, insurance products and investment advice utilizing an open architecture approach to the selection of asset managers. We also offer trust services to manage fiduciary assets and insurance products and services to our clients through United Community Insurance, Inc., which operates as an independent insurance agency for our customers.

Through our United Community Advisory Services division, we generate fee revenue through the sale of non-deposit investment products and insurance products, including life insurance, long-term care insurance and tax-deferred annuities, to our customers. We have an affiliation with a third party broker/dealer, LPL Financial, to facilitate this line of business.

We also operate United Community Mortgage Services, a full-service retail mortgage lending operation approved as a seller/servicer for Fannie Mae and Freddie Mac, as a division of the Bank. We also own an equipment financing subsidiary, Navitas Credit Corp., and a captive insurance subsidiary, NLFC Reinsurance Corp., which provides reinsurance on property insurance contracts covering equipment financing by Navitas Credit Corp. and risk management services. Another subsidiary of the Bank, United Community Payment Systems, LLC, provides payment processing services for the Bank’s commercial and small business customers.

We were incorporated in 1987 as a Georgia corporation. Our principal executive offices are located at 200 East Camperdown Way Greenville, South Carolina, and our telephone number is (800) 822-2651. Our website is https://www.ucbi.com. Information on our website is not incorporated into this prospectus by reference and is not a part hereof.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December  31, 2024 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we have filed or will file with the SEC and which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in the applicable prospectus supplement and any related free writing prospectus. The risks described in these documents are not the only ones we face, but those that we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about United and its subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither statements of historical fact nor assurance of future performance and generally can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends,” or “anticipates,” or similar expressions. Forward-looking statements are based on, among other things, management’s beliefs, assumptions, current expectations, estimates and projections about the financial services industry and the economy. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions or events, and statements about our future performance, operations, products and services, and should be viewed with caution.

Because forward-looking statements relate to the future, they are subject to known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are out of our control, and that are difficult to predict as to timing, extent, likelihood and degree of occurrence, and that could cause actual results to differ materially from the results implied or anticipated by the statements. Except as required by law, we expressly disclaim any obligations to publicly update any forward-looking statements whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Important factors that could cause our actual results and financial condition to differ from those contemplated include, but are not limited to, the risk factors set forth in this prospectus or our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, as well as other factors described in our other reports that we file with the SEC from time to time.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. We do not intend to update any forward-looking statement, whether written or oral, relating to the matters discussed in this prospectus.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds we receive from any offering of these securities for general corporate purposes, which may include funding and making investments in our bank and non-bank subsidiaries, financing business expansion through mergers and acquisitions or otherwise, making repayments on, refinancing or extending the maturity of debt obligations, making investments at the holding company level and stock repurchases.

PLAN OF DISTRIBUTION

We and/or any of one or more selling securityholders may sell the securities offered pursuant to this prospectus and any prospectus supplement to or through one or more underwriters or dealers or through agents. Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and the net proceeds we will receive from such sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may also sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.

Shares may also be sold in one or more of the following transactions: (1) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (2) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (3) a special offering, an exchange distribution or a secondary distribution in accordance with applicable stock exchange rules; (4) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (5) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (6) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that which is customary in the types of transactions involved.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us and/or any of one or more selling securityholders, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us and/or any of one or more selling securityholders. In that case, the underwriters could cover all or a portion of the short position by purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

Our common stock is listed on the New York Stock Exchange under the symbol “UCB.” Preferred stock sold by us will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange. Any underwriters or agents to or through which securities are sold by us and/or any of one or more selling securityholders may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us and/or any of one or more selling securityholders.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

DESCRIPTION OF SECURITIES

The following is a general description of the terms and provisions of the securities we and/or one or more selling securityholders may, from time to time, offer and sell by this prospectus. These summaries are not meant to be a complete description of each security. This description is subject to and qualified in its entirety by reference to our Restated Articles of Incorporation (the “Articles”), our Amended and Restated Bylaws, as amended (the “Bylaws”), and the applicable provisions of the Georgia Business Corporation Code. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. The accompanying prospectus supplement may add to, update or change the terms and conditions of the securities as described in this prospectus.

Description of Common Stock

Common Stock

Our authorized voting common stock consists of 200,000,000 shares, $1.00 par value per share. All voting rights are vested in the holders of the common stock. Each holder of common stock is entitled to one vote per share on any issue requiring a vote at any meeting. The shares do not have cumulative voting rights. Upon liquidation, holders of our common stock, together with any holders of the Company’s non-voting common stock, any participating preferred stock, will be entitled to receive on a pro rata basis, after payment or provision for payment of all our debts and liabilities, and after all distributions payments are made to holders of any preferred stock, all of our assets available for distribution, in cash or in kind.

Subject to the rights of any holders of our preferred stock to receive dividends, all shares of our common stock, together with any shares of our non-voting common stock and any participating preferred stock, are entitled to share equally in any dividends that our Board of Directors may declare on our common stock, any non-voting common stock, any participating preferred stock from sources legally available for distribution.

As of October 31, 2025, 121,556,906 shares of our common stock were issued and outstanding.

Non-Voting Common Stock

General. Our authorized non-voting common stock consists of 30,000,000 shares, $1.00 par value per share. Except with respect to voting rights and as specifically set forth below, the non-voting common stock has the same designations, powers, preferences, limitations, restrictions, and relative rights as, and is identical in all respects to, our common stock. As of the date of this prospectus, no shares of non-voting common stock were issued and outstanding.

No Voting Rights. Except as required by Georgia law or our Articles, holders of the non-voting common stock have no right to vote on any matter submitted to a vote at a meeting of our shareholders. The Articles provide that, in addition to any other vote required by law, the affirmative vote of the holders of a majority of the outstanding shares of the non-voting common stock, voting separately as a class, will be required to amend, alter or repeal any provision of the Articles that significantly and adversely affects the rights, preferences or privileges of the non-voting common stock.

Dividends. Subject to the preferential dividend rights, if any, of any preferred stock of United, the holders of non-voting common stock will be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the board of directors on the common stock. If a dividend is declared and paid with respect to the common stock, then the board of directors will declare and pay an equivalent dividend, on a per share basis, to the non-voting common stock. Likewise, if the board of directors declares and pays a dividend on the non-voting common stock, it will declare and pay an equivalent dividend, on a per share basis, on the common stock.

Distributions. After distribution in full of any preferential amount to be distributed to the holders of preferred stock of United, holders of non-voting common stock and common stock will be entitled to receive, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of United, all of our remaining assets of whatever kind available for distribution to the shareholders ratably in proportion to the number of shares of common stock and non-voting common stock held by them.

Adjustments. In the event of any stock split, combination or other reclassification of either the common stock or the non-voting common stock, the outstanding shares of the other class will be proportionately split, combined or reclassified in a similar manner, provided that in any such transaction, only holders of common stock will receive shares of common stock and only holders of non-voting common stock will receive shares of non-voting common stock.

Conversion. The non-voting common stock may be converted into common stock by any holder of non-voting common stock, other than the initial holder of such non-voting common stock or an affiliate thereof, who acquires one or more shares of non-voting common stock in an “Approved Transfer.” An “Approved Transfer” means a sale or other transfer (i) to an affiliate of the holder of the non-voting common stock to be transferred under common control with such holder’s ultimate parent, general partner or investment advisor but only if the transferee agrees in writing for the benefit of United to be bound by the terms of the applicable Investor Agreement; (ii) in a widely distributed public offering registered pursuant to the Securities Act; (iii) to a person that is acquiring at least a majority of our outstanding “voting securities” (as defined in the Bank Holding Company Act and any rules or regulations promulgated thereunder) not including any voting securities such person is acquiring from the holder of the non-voting common stock to be transferred or its affiliates; or (iv) upon certification by the holder of the non-voting common stock to be transferred in writing to United that such holder believes that the transferee shall not, after giving effect to such transfer, own for purposes of the Bank Holding Company Act, or the Change of Bank Control Act, and any rules and regulations promulgated thereunder, more than 2% of any class of voting securities of United outstanding at such time.

Mergers, Consolidations, Etc. In the event of any merger, consolidation, reclassification or other transaction in which the shares of our common stock are exchanged for or changed into other stock or securities, cash and/or any other property, each share of non-voting common stock will at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that each share of common stock would be entitled to receive as a result of such transaction, provided that at the election of such holder, any securities issued with respect to the non-voting common stock will be non-voting securities under the resulting corporation’s organization documents and United will make appropriate provisions and take such actions necessary to ensure that holders of the non-voting common stock will retain securities with substantially the same rights and benefits as the non-voting common stock. In the event the holders of common stock are provided the right to convert or exchange common stock for stock or securities, cash and/or any other property, then the holders of the non-voting common stock will be provided the same right based upon the number of shares of common stock such holders would be entitled to receive if such shares of non-voting common stock were converted into shares of common stock immediately prior to such offering. In the event that United offers to repurchase shares of common stock from its shareholders generally, United will offer to repurchase non-voting common stock pro rata based upon the number of shares of common stock such holders would be entitled to receive if such shares were converted into shares of common stock immediately prior to such repurchase. In the event of any pro rata subscription offer, rights offer or similar offer to holders of common stock, United will provide the holders of the non-voting common stock the right to participate based upon the number of shares of common stock such holders would be entitled to receive if such shares were converted into shares of common stock immediately prior to such offering; provided that at the election of such holder, any shares issued with respect to the non-voting common stock will be issued in the form of non-voting common stock rather than common stock.

Restrictions on Transfer. Shares of the non-voting common stock may only be transferred in an Approved Transfer, as described above.

Description of Preferred Stock

Under our Articles, we have the authority to issue up to 10,000,000 shares of preferred stock, $1.00 par value per share, issuable in specified series and having specified voting, dividend, conversion, liquidation, and other rights and preferences as our board of directors may determine, subject to limitations set forth in our Articles. The preferred stock may be issued for any lawful corporate purpose without further action by our shareholders. The issuance of any preferred stock having conversion rights might have the effect of diluting the interests of our other shareholders. In addition, shares of preferred stock could be issued with rights, privileges and preferences that would deter a tender or exchange offer or discourage the acquisition of control of United. As of the date of this prospectus, no shares of preferred stock were issued and outstanding.

Description of Depositary Shares Representing Preferred Stock

At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If so, we will issue depositary receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, and will enter into a deposit agreement with a depositary, which will be named in the related prospectus supplement.

The following description, together with the applicable prospectus supplements, summarizes certain terms and provisions of the depositary shares that we may offer under this prospectus and the related deposit agreements and depositary receipts. The following summary relates to terms and conditions applicable to these types of securities generally. The particular terms of any series of depositary shares will be those set forth in the applicable deposit agreement and summarized in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, the terms of any series may differ from the terms summarized below.

Specific deposit agreements and depositary receipts will contain additional important terms and provisions and will be incorporated by reference into the registration statement that includes this prospectus before we issue any depositary shares. The descriptions herein and in the applicable prospectus supplement do not restate those agreements and receipts in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable deposit agreement and deposit certificate because they, and not the summaries, define your rights as holders of the depositary shares. For more information, please review the forms of these documents, which will be filed with the SEC promptly after the offering of depositary shares or depositary share units and will be available as described under the heading “Where You Can Find More Information” below.

General

Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to the rights and preferences of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, if any.

In order to issue depositary shares, we will issue preferred stock and immediately deposit these shares with the depositary. The depositary will then issue and deliver depositary receipts to the persons who purchase depositary shares. Each whole depositary share issued by the depositary may represent a fraction of a share held by the depositary. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each depositary receipt may evidence any number of whole depositary shares.

The applicable prospectus supplement will identify the depositary’s corporate trust office. Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if we redeem shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash and non-cash dividends and distributions it receives with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares they hold. In the case of non-cash distributions, the depositary may determine that it is not feasible to make the distribution. If so, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders. The amounts distributed by the depositary will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Redemption of Depositary Shares

If we redeem the series of preferred stock that underlies the depositary shares, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that we have redeemed. The redemption price for depositary shares will be in proportion to the redemption price per share that we paid for the underlying preferred stock. If we redeem less than all of the depositary shares, the depositary will select which depositary shares to redeem by lot, or some substantially equivalent method.

After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of the depositary shares will cease, except for the rights to receive money or other property upon redemption. In order to redeem their depositary shares, holders will surrender their depositary receipts to the depositary.

Voting the Preferred Stock

We will notify the depositary about any meeting at which the holders of preferred stock are entitled to vote, and the depositary will mail the information to the record holders of depositary shares related to that preferred stock. Each record holder of depositary shares on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock represented by that holder’s depositary shares. The depositary will vote the preferred stock represented by the depositary shares in accordance with these instructions, provided the depositary receives these instructions sufficiently in advance of the meeting. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.

Withdrawal of Preferred Stock

When a holder surrenders depositary receipts at the corporate trust office of the depositary, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder cannot “re-deposit” these shares of preferred stock with the depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares that exceeds the number of whole shares of related preferred stock the holder seeks to withdraw, the depositary will issue a new depositary receipt to the holder that evidences the excess number of depositary shares.

Amendment of the Deposit Agreement

The depositary and we can agree, at any time, to amend the form of depositary receipt and any provisions of the depositary receipt and any provisions of the deposit agreement. However, if an amendment has a material adverse effect on the rights of the holders of related depositary shares, the holders of at least 66 2∕ 3% of the depositary shares then outstanding must first approve the amendment. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended deposit agreement. However, subject to any conditions in the deposit agreement or applicable law, no amendment can impair the right of any holder of a depositary share to receive shares of the related preferred stock, or any money or other property represented by the depositary shares, when they surrender their depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and the government charges that relate solely to the depositary arrangements. We will also pay the charges of each depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time by providing notice. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must, generally, be appointed within 60 days after delivery of the notice of resignation or removal and be a person with a principal office in the United States and having a combined capital and surplus (along with its affiliates) of at least $50 million.

Notices

We will be required to furnish certain information to the holders of the preferred stock underlying any depositary shares. The depositary, as the holder of the underlying preferred stock, will forward any report or information it receives from us to the holders of depositary shares.

Limitation of Liability

Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to use of best judgment and performance in good faith of our and its respective duties under the deposit agreement. The depositary and we will be liable only for gross negligence, willful misconduct, fraud or bad faith in performing of our respective duties under the deposit agreement. We and the depositary will not be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless such party receives what, in its sole discretion, determine to be a satisfactory indemnity from one or more holders of the depositary shares. The depositary and we will evaluate any proposed indemnity in order to determine whether the financial protection afforded by the indemnity is sufficient to reduce each party’s risk to a satisfactory and customary level. The depositary and we may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Title

The depositary may treat the registered owner of any depositary share as the absolute owner of the depositary shares for all purposes, including making payment, regardless of whether any payment in respect of the depositary share is overdue and regardless of any notice to the contrary.

Description of Debt Securities

Please note that in this section entitled “Description of Debt Securities” references to “we”, “us”, “our” “United” and “the Company” refer only to United Community Banks, Inc. and not to its consolidated subsidiaries.

We may offer from time to time debt securities in the form of either unsubordinated unsecured debt securities (the “senior debt securities”) that rank equally with all of our other unsubordinated unsecured indebtedness or subordinated unsecured debt securities (the “subordinated debt securities” and together with the senior debt securities, the “debt securities”) that will rank equally with all of our other subordinated unsecured indebtedness, in each case unless otherwise specified in a supplement to this prospectus. Our senior debt securities will be issued under the indenture, dated as of June 17, 2020, between the Company and U.S. Bank Trust Company, National Association (as assignee of U.S. Bank National Association), as trustee, as it may be amended, supplemented or otherwise modified from time to time (the “senior indenture”). Our subordinated debt securities will be under an indenture between us and U.S. Bank Trust Company, National Association, as trustee, substantially in the form of indenture for subordinated debt securities attached as an exhibit to the registration statement of which this prospectus forms a part (the “subordinated indenture” and together with the senior indenture, the “indentures”, and each individually, an “indenture”).

We have summarized the general terms and provisions of the indentures below, but the summary is not complete and is subject, and qualified in its entirety by reference, to the indentures. The senior indenture and the form of subordinated indenture have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The indentures are substantially identical except as described below. You should read the indentures for provisions that may be important to you.

When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. If we make no distinction in the following summaries between the senior debt securities and the subordinated debt securities or between the indentures, such summaries refer to any debt securities and either indenture.

General

The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series. There shall be established in or pursuant to a board resolution and set forth, or determined in the manner provided, in an officer’s certificate, or established in one or more indentures supplemental to the indenture, prior to the issuance of securities of any series,

•	the title of the securities of the series (which shall distinguish the securities of the series from securities of any other series);

•

any limit upon the aggregate principal amount of the securities of the series which may be authenticated and delivered under the indenture (except for securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities of the series pursuant to certain sections of the indenture and except for any securities which are deemed never to have been authenticated and delivered under the indenture);

•

the person to whom any interest on a security of the series shall be payable, if other than the person in whose name that security (or one or more predecessor securities) is registered at the close of business on regular record date for such interest;

•	the date or dates on which the principal (and premium, if any) of the securities of the series is payable;

•

the rate or rates at which the securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which any such interest shall be payable, and the regular record date for any interest payable on any interest payment date;

•	the place or places in addition to the Borough of Manhattan, The City of New York, where the principal of and any premium and interest on securities of the series shall be payable;

•

the period or periods within which, the price or prices at which, and the terms and conditions upon which securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a board resolution, the manner in which any election by the Company to redeem the securities shall be evidenced;

•

the obligation, if any, of the Company to redeem, purchase, or repay securities of the series pursuant to any mandatory redemption, sinking fund, or analogous provision or at the option of a holder of the security, and the period or periods within which, the price or prices at which, and the terms and conditions upon which securities of the series shall be redeemed, purchased, or repaid, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and integral multiples in excess of such denominations, the denominations in which securities of the series shall be issuable;

•

if the amount of payments of principal of or any premium or interest on any securities of the series may be determined with reference to an index or formula, the manner in which such amounts shall be determined;

•

if other than the principal amount of the securities of the series, the portion of the principal amount of securities which shall be payable upon declaration of acceleration of its maturity as described below under the heading “—Acceleration of Maturity; Waiver of Past Defaults; Notice of Default”;

•

if the principal amount payable at the stated maturity of any securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose under the securities or the indenture, including the principal amount which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

•

the application, if any, of either or both of the sections described below under the headings “—Defeasance and Discharge” and “—Covenant Defeasance”, to the securities of the series (including, in the case of the section described below under the heading “—Covenant Defeasance”, the covenants and any Events of Default not specified therein that are subject thereto) and, if other than by a board resolution, the manner in which any election pursuant to such sections by the Company shall be evidenced;

•

whether the securities of the series shall be issuable in whole or in part in the form of one or more global securities and, in such case, the depositary or depositaries for such global security or global securities (if other than The Depository Trust Company), and any circumstances other than those set forth in the indenture in which any such global security may be transferred to, and registered and exchanged for, securities registered in the name of, a person other than the depositary for such global security or its nominee and in which any such transfer may be registered;

•	any authenticating agents, paying agents, or any other agents with respect to the securities of the series;

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any other covenant or warranty included for the benefit of securities of the series in addition to (and not inconsistent with) those included in the indenture for the benefit of securities of all series, or any other covenant or warranty included for the benefit of securities of the series in lieu of any covenant or warranty included in the indenture for the benefit of securities of all series (including any covenant contained in the indenture), or any provision that any covenant or warranty included in the indenture for the benefit of securities of all series (including any covenant contained in the indenture) shall not be for the benefit of securities of such series, or any change to or combination of the provisions of any such covenant or warranty included in the indenture for the benefit of securities of all series (including any covenants contained in the indenture) which applies to the securities of such series;

•

any addition to, deletion from, or change in the Events of Default which applies to any securities of the series and any change in the right of the trustee or the requisite holders of such securities to declare the principal amount of such securities due and payable pursuant the section described below under the heading —Acceleration of Maturity; Waiver of Past Defaults; Notice of Default”; and

•

any other terms of the series (which terms shall not be inconsistent with the provisions of the indenture, except as permitted under clause 5 under the heading “—Supplemental Indentures Without Consent of Holders”).

Book-Entry, Delivery and Form

Each debt security will be represented by either one or more global securities registered in the name of The Depositary Trust Company (“DTC”), as depositary, or a nominee, or a certificate issued in definitive registered form. Investors may elect to hold beneficial interests in the global security certificates representing debt securities through DTC, if they are participants in DTC, or indirectly through organizations that are participants in DTC.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC holds securities that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of Direct Participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation (also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the Financial Industry Regulatory Authority (“FINRA”). Access to the depository system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to DTC’s participants are on file with the SEC. More information about DTC can be found at www.dtcc.com or www.dtc.org.

Purchase of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC’s records. The ownership interest of each actual purchaser (which we refer to as “beneficial owners”) of the debt securities will be recorded on the Direct or Indirect Participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all global security certificates deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the debt securities with the trustee as custodian for DTC and their registration in the name of Cede & Co. or such other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any debt securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

If DTC notifies us that it is unwilling or unable to continue as depository for the global securities relating to the debt securities or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, if so required by applicable law or regulation, we will appoint a successor depository. If we do not appoint such successor depository within 90 days after we receive such notice or become aware of such unwillingness, inability or ineligibility, or an Event of Default under the indenture with respect to the debt securities has occurred and is continuing and the beneficial owners representing a majority in principal amount of the debt securities advise DTC to cease acting as depository for the debt securities, we will issue debt securities in certificated form (the “Certificated Notes”) in exchange for that global security. In addition, we may at any time and in our sole discretion decide not to have the debt securities represented by global securities. In such event, we will issue Certificated Notes in exchange for all of the debt securities represented by global securities. The Certificated Notes issued in exchange for those global securities will be in the same minimum denominations and be of the same aggregate principal amount and tenor as the portion of each global security to be exchanged. Except as provided above, owners of beneficial interests in a global security will not be entitled to receive physical delivery of Certificated Notes and will not be considered the registered holders of the debt securities for any purpose, including receiving payments of principal or interest.

As long as DTC or its nominee is the registered owner of the global security certificates, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all debt securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such debt securities. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have such global security certificates or the debt securities represented by these certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

•

will not be considered to be owners or holders of the global security certificates or any debt securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such debt securities.

All redemption proceeds, distributions and interest payments on the debt securities and all transfers and deliveries of such debt securities will be made to Cede & Co., or such other nominee, as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the trustee, the issuer or any affiliate thereof, or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of Direct and Indirect Participants.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by DTC from time to time. Neither United nor the trustee will have any responsibility or liability for any aspect of DTC’s or any Direct or Indirect Participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of DTC’s records or any Direct or Indirect Participant’s records relating to these beneficial ownership interests.

Neither the Company, nor any underwriters or the trustee, will have any responsibility for the performance by DTC or its Direct Participants or Indirect Participants of their respective obligations under the rules and procedures governing DTC.

The information in this section concerning DTC and its book-entry system has been obtained from sources that the Company believes to be accurate, but we assume no responsibility for the accuracy thereof.

Consolidation, Merger, Conveyance, Transfer or Lease

Under the senior indenture, the Company and the Company’s depository institution subsidiary, the bank, shall not, directly or indirectly, sell, or otherwise dispose of any shares of securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of the bank, nor will the Company permit the bank to issue such securities of the bank, if in ease case, the Company would cease to own, directly or indirectly, at least 80% of the issued and outstanding voting stock of the bank, unless:

•

in case the Company shall consolidate with or merge into another person or convey, transfer, or lease its properties and assets substantially as an entirety to any person, the person formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, shall be organized and validly existing under the laws of the United States of America, any of its states or the District of Columbia, and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest on all the securities and the performance or observance of every covenant of the senior indenture on the part of the Company to be performed or observed;

•

immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a subsidiary as a result of such transaction as having been incurred by the Company or such subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

•

the Company has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer, or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this section described under the heading “—Consolidation, Merger, Conveyance, Transfer or Lease” and that all conditions precedent in the senior indenture provided for relating to such transaction have been complied with.

Under the senior indenture, upon any consolidation of the Company with, or merger of the Company into, any other person or any conveyance, transfer, or lease of the properties and assets of the Company substantially as an entirety in accordance with this provision, the successor person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer, or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the senior indenture with the same effect as if such successor person had been named as the Company in the senior indenture, and thereafter, except in the case of a lease, the predecessor person shall be relieved of all obligations and covenants under the senior indenture and the senior debt securities.

Under the subordinated indenture, the Company shall not consolidate with or merge into any other person or convey, transfer, or lease its properties and assets substantially as an entirety to any person unless:

•

the person formed by such consolidation or into which the company is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a person, shall be organized and existing under the laws of the United States of America, any of its states or the District of Columbia, and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest on all the subordinated debt securities and the performance or observance of every covenant of the subordinated indenture on the part of the Company to be performed or observed;

•

immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

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the Company has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer, or lease, and supplemental indenture comply with this section described under the heading “—Consolidation, Merger, Conveyance, Transfer or Lease” and that all conditions precedent in the subordinated indenture provided for relating to such transaction have been complied with.

Under the subordinated indenture, upon any consolidation of the Company with, or merger of the Company into, any other person or any conveyance, transfer, or lease of the properties and assets of the Company substantially as an entirety in accordance with the paragraph above, the successor person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer, or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the subordinated indenture with the same effect as if such successor person had been named as the Company in the subordinated indenture, and thereafter, except in the case of a lease, the predecessor person shall be relieved of all obligations and covenants under the subordinated indenture and the subordinated debt securities.

Events of Default

“Events of Default”, when used in the senior indenture with respect to senior debt securities of any series, means any one of the following events (whatever the reason for such Event of Default, whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body):

•	default in the payment of any interest upon any security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

•	default in the payment of all or any part of the principal of (or premium, if any, on) the senior debt securities of that series at its maturity; or

•	default in the deposit of any sinking fund or analogous payment, when and as due by the terms of the senior debt securities of that series; or

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default in the performance or breach of any covenant or warranty of the Company in the senior indenture (other than a covenant or warranty which has expressly been included in the senior indenture solely for the benefit of a series of senior debt securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in principal amount of the outstanding senior debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the senior indenture; or

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the entry by a court or a governmental authority having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petitions seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or substantially all of its assets, or ordering the winding up or liquidation of the affairs of the Company, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

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the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or substantially all of its assets, or to an order for the winding up or liquidation of the affairs of the Company; or

•	any other Event of Default as provided in the section above under the heading “—General” with respect to senior debt securities of that series.

An “Event of Default” when used in the subordinated indenture with respect to subordinated debt securities of any series, means any one of the following events (whatever the reason for such Event of Default, whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body):

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the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States of America or any political subdivision thereof, and such decree or order shall have continued unstayed and in effect for a period of 60 consecutive days; or

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the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States of America or any political subdivision thereof, or the consent by the Company to the entry of a decree or order for relief in an involuntary case under any such law; or

•	any other Event of Default as provided in the section above under the heading “—General” with respect to subordinated debt securities of that series.

Acceleration of Maturity; Waiver of Past Defaults

If an Event of Default under the senior indenture as specified in (1), (2) or (3) above, shall have occurred and be continuing with respect to the senior debt securities of any series at the time outstanding, then and in each every such case, unless the principal of all of the senior debt securities of such series shall have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of the senior debt securities of such series then outstanding, by notice in writing to the Company (and to the trustee if given by such holders), may declare the entire principal of all the senior debt securities of such series then outstanding and the interest accrued on such senior debt securities to become due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

If an Event of Default under the senior indenture as specified in (4) or (7) above (if the Event of Default under either clause is with respect to less than all series of the senior debt securities then outstanding) shall have occurred and be continuing with respect to the senior debt securities of one or more series, then, and in each and every such case, unless the principal of all of the senior debt securities of such series shall have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of all affected series (voting as one class), by notice in writing to the Company (and to the trustee if given by such holders), may declare the entire principal of all the senior debt securities of all such affected series then outstanding and the interest accrued on such senior debt securities to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

If an Event of Default under the senior indenture as described in (4) or (7) above (if the Event of Default under either section is with respect to all series of senior debt securities then outstanding) shall have occurred and be continuing, then, in each and every such case, unless the principal of all the senior debt securities of all series shall have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of all the senior debt securities then outstanding (voting as one class), by notice in writing to the Company (and to the trustee if given by such holders), may declare the entire principal of all the senior debt then outstanding and interest accrued on such senior debt securities, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

If an Event of Default under the senior indenture as specified in (5) or (6) above with respect to senior debt securities of any series then outstanding shall have occurred and be continuing, then, in each and every such case, the principal amount and interest, if any, on all of the senior debt securities of all series then outstanding shall become immediately due and payable without any declaration or other act on the part of the trustee or any holders.

If an Event of Default under the subordinated indenture as specified in subsections (i) or (ii) above with respect to subordinated debt securities of any series then outstanding shall have occurred and be continuing, then, in each and every such case, the principal amount and interest, if any, on all of the subordinated debt securities of all series then outstanding shall become immediately due and payable without any declaration or other act on the part of the trustee or any holders.

At any time after such a declaration of acceleration under the senior indenture or acceleration under the subordinated indenture, with respect to securities of one or more series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding securities of all affected series (under the senior indenture only, voting as one class, except in the case of Events of Default described in subsections (1), (2) and (3) of the senior indenture above, as to which each series so affected will vote as a separate class), by written notice to the Company and the trustee may waive all defaults with respect to all affected series, and may rescind and annul such declaration under the senior indenture or acceleration under the subordinated indenture and its consequences if:

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the Company has paid or deposited with the trustee a sum sufficient to pay (A) all overdue interest on all securities of all affected series, (B) the principal of (and premium, if any, on) any securities of all affected series which have become due otherwise than by such declaration of acceleration and any interest on such securities at the rate or rates prescribed in such securities, (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed in such securities, and (D) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements, and advances of the trustee, its agents, and counsel; and

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all Events of Default with respect to securities of all affected series, other than, only under the senior indenture, the non-payment of the principal of senior debt securities of the affected series which has become due solely by such declaration of acceleration, have been cured or waived as provided below.

Subject to the foregoing, the holders of not less than a majority in principal amount of the outstanding securities of any series may on behalf of the holders of all the securities of such series waive any past default under the indenture with respect to such series and its consequences, except a default (1) under the senior indenture only, in the payment of the principal of or any premium or interest on any security of such series, or (2) under either indenture, in respect of a covenant or provision of the indenture which under the indenture cannot be modified or amended without the consent of the holder of each outstanding security of such affected series. Upon any such waiver, such default shall cease to exist, and any Event of Default arising from such default shall be deemed to have been cured, for every purpose of the indenture; but no such waiver shall extend to any subsequent or other default or impair any consequent right.

Modification of the Indenture

Supplemental Indentures With Consent of Holders

With the consent of the holders of not less than a majority in principal amount of the outstanding securities of each series affected by such supplemental indenture, by act of such holders delivered to the Company and the trustee, the Company, when authorized by a board resolution, and the trustee may enter into a supplemental indenture or indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of securities of such series under the indenture; provided, however, that no such supplemental indenture entered into pursuant to this section shall, without the consent of the holder of each outstanding security affected by such supplemental indenture,

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change the stated maturity of the principal of, or any installment of principal of or interest on, any security, or reduce its principal amount or rate of interest or any premium payable upon its redemption, or reduce the amount of the principal of an original issue discount security or any other security that would be due and payable upon a declaration of acceleration of its maturity pursuant to the section described above under the heading “—Acceleration of Maturity; Waiver of Past Defaults”, or adversely affect any right of repayment at the option of the holder of any security, or change any place of payment where any security or any premium or interest is payable, or impair the right to institute suit for the enforcement of any such payment on or after its stated maturity (or, in the case of redemption, on or after the redemption date), or modify the provisions of the subordinated indenture with respect to the subordination of the subordinated debt securities in a manner adverse to the holders, or

•	reduce the percentage in principal amount of the outstanding securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with the provisions of or defaults under the indenture and their consequences provided for in the indenture, or

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modify any of the provisions of this section or the waiver of past defaults section described above under the heading “—Acceleration of Maturity; Waiver of Past Defaults”, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each affected outstanding security; provided, however, that this clause shall not be deemed to require the consent of any holder with respect to changes in the references to “the trustee” and concomitant changes in this section, or the deletion of this proviso, in accordance with clause 8 under the heading “—Supplemental Indentures Without Consent of Holders”.

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture which has expressly been included solely for the benefit of one or more particular series of securities, or which modifies the rights of the holders of securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of securities of any other series. It shall not be necessary for any act of holders under this section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act shall approve the substance of such supplemental indenture.

Supplemental Indentures Without Consent of Holders

Without the consent of any holders, the Company, when authorized by a board resolution, and the trustee, at any time and from time to time, may enter into one or more supplemental indentures, in form satisfactory to the trustee, for any of the following purposes:

•	to evidence the succession of another person to the Company and the assumption by any such successor of the covenants of the Company in the indenture and in the securities; or

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to add to the covenants of the Company for the benefit of the holders of all or any series of securities (and if such covenants are to be for the benefit of less than all series of securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred in the indenture upon the Company; or

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to add any additional Events of Default for the benefit of the holders of all or any series of securities (and if such additional Events of Default are to be for the benefit of less than all series of securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

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to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of securities, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of securities in uncertificated form; or

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to add to, change, or eliminate any of the provisions of the indenture in respect of one or more series of securities, provided that any such addition, change, or elimination (i) shall neither (A) apply to any security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such security with respect to such provision or (ii) shall become effective only when there is no such security outstanding; or

•	to secure the securities; or

•	to establish the form or terms of securities of any series as permitted under the section with the heading “—General”; or

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to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee; or

•	to comply with any requirements of the Securities and Exchange Commission in connection with qualifying the indenture under the Trust Indenture Act of 1939 (“Trust Indenture Act”); or

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to cure any ambiguity, to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided that such action pursuant to this clause shall not adversely affect the interests of the holders of securities of any series in any material respect; or

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solely under the subordinated indenture, to conform the subordinated indenture or the subordinated debt securities to the descriptions thereof in the related prospectus, offering memorandum or disclosure document.

Defeasance and Covenant Defeasance

If for a series of debt securities provision is made for either or both of (a) defeasance of the securities of a series as described below under “—Defeasance and Discharge” or (b) covenant defeasance of the securities of a series as described below under “—Covenant Defeasance”, then the provisions of such section or sections, as the case may be, shall be applicable to the securities of such series, and the Company may at its option by board resolution or in any other manner specified, at any time, with respect to the securities of such series, elect to have either the defeasance described below under “—Defeasance and Discharge” (if applicable) or covenant defeasance described below under “—Covenant Defeasance” (if applicable) be applied to the outstanding securities of such series upon compliance with the conditions set forth below.

Defeasance and Discharge

Upon the Company’s exercise of the above option applicable to this section, the Company shall be deemed to have been discharged from its obligations with respect to the outstanding securities of such series on and after the date the conditions precedent set forth below are satisfied (“Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding securities of such series and to have satisfied all its other obligations under such securities and the indenture, insofar as such securities are concerned (and the trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged under the indenture: (a) the rights of holders of outstanding securities of such series to receive, solely from a trust fund, payments of the principal of (any premium, if any) and interest on such securities when such payments are due, (b) the Company’s obligations with respect to such securities under certain provisions and covenants of the indenture, and such ancillary obligations, (c) the rights, powers, trusts, duties, immunities, and other provisions in respect of the trustee under the indenture and (d) the full section described under the heading “—Defeasance and Covenant Defeasance”. Subject to compliance with this section, the Company may exercise its option hereunder notwithstanding the prior exercise of its option under the section described below under the heading “—Covenant Defeasance” with respect to the securities of such series. Following a Defeasance, payment of the securities of such series may not be accelerated because of an Event of Default.

Covenant Defeasance

Upon the Company’s exercise of the above option applicable to this section and after the date the conditions set forth below are satisfied (“Covenant Defeasance”), (1) the Company shall be released from its obligations under any covenant applicable to such securities that is determined to be subject to this provision, and (2) the occurrence of any event specified under the senior indenture, in clause (4) under the heading “—Events of Default” (with respect to any section applicable to such senior debt securities that are specified in accordance with the information above under the heading “—General” as being subject to this provision), clause (5) or (6) or under the subordinated indenture, in clause (i) or (ii), in each case under the heading “—Events of Default” or determined in accordance with the information above under the heading “—General” to be subject to this provision shall not be deemed to be or result in an Event of Default. For this purpose, such Covenant Defeasance means that, with respect to the outstanding securities of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition, or limitation set forth in any such section or article whether directly or indirectly by reason of any reference elsewhere in the indenture to any such section or article or by reason of any reference in any such section to any other provision in the indenture or in any other document, but the remainder of the indenture and such securities shall be unaffected by such Covenant Defeasance.

Conditions to Defeasance or Covenant Defeasance

The following shall be the conditions precedent to application of either the section described under the heading “—Defeasance and Discharge” or the section described under the heading “—Covenant Defeasance” to the outstanding securities of such series:

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The Company shall irrevocably have deposited or caused to be deposited with the trustee (or another trustee which satisfies the requirements contemplated by the indenture and agrees to comply with the provisions of the indenture applicable to it as if it were the trustee under the indenture), as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination of such money and U.S. Government Obligations, in each case sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee, to pay and discharge, and which shall be applied by the trustee (or any such other qualifying trustee as previously provided) to pay and discharge, the principal of (and premium, if any) and interest on the outstanding securities of such series on the maturity of such principal, any premium or interest, and any mandatory sinking fund payments or analogous payments applicable to the outstanding securities of such series on their due dates. Before such a deposit, the Company may make arrangements satisfactory to the trustee for the redemption of securities at a future date or dates in accordance with the redemption section of the indenture, which shall be given effect in applying the foregoing provisions. For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (y) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer, and shall also include a depository receipt issued by a bank (as defined in section 3(a)(2) of the securities act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

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No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the securities of such series shall have occurred and be continuing (A) on the date of such deposit or (B) insofar as, under the senior indenture, clauses (5) and (6), and under the subordinated indenture, (i) and (ii), in each case under the heading “—Events of Default” above are concerned, at any time during the period ending on the 120th day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the

Company under federal or state law in respect of such deposit (it being understood that the condition in this clause (B) shall not be deemed satisfied until the expiration of such period).

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Such Defeasance or Covenant Defeasance shall not (A) cause the trustee for the securities of such series to have a conflicting interest or for purposes of the Trust Indenture Act with respect to any securities of the Company or (B) result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company act of 1940, as amended.

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Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

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Such Defeasance or Covenant Defeasance shall not cause any securities of such series then listed on any registered national securities exchange under the securities exchange act of 1934, as amended, to be delisted.

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In the case of an election described under the heading “—Defeasance and Discharge”, the Company shall have delivered to the trustee an opinion of counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of the indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based on such ruling or change such opinion shall confirm that, the holders of the outstanding securities of such series will not recognize income, gain, or loss for federal income tax purposes as a result of such Defeasance and will be subject to federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such Defeasance had not occurred.

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In the case of an election described under the heading “—Covenant Defeasance”, the Company shall have delivered to the trustee an opinion of counsel to the effect that the holders of the outstanding securities of such series will not recognize income, gain, or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such Covenant Defeasance had not occurred.

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The Company shall have delivered to the trustee an opinion of counsel to the effect that (subject to customary qualifications and assumptions) after the period described in clause (2) above, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization, or similar laws affecting creditors’ rights generally.

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Such Defeasance or Covenant Defeasance shall be effected in compliance with any additional terms, conditions, or limitations which may be imposed on the Company in connection with such Defeasance or Covenant Defeasance pursuant to section 3.1 of the indenture.

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The Company shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to either the Defeasance described under the heading “—Defeasance and Discharge” or the Covenant Defeasance under described under the heading “—Covenant Defeasance” (as the case may be) have been complied with.

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Under the subordinated indenture, no default in the payment of principal of, premium, if any, or interest, if any, on any Senior Debt (as defined below) has occurred and is continuing at the time of such deposit, and no event of default on any Senior Debt then exists and has resulted in such Senior Debt becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Trustee

The duties and responsibilities of the trustee shall be as provided by the Trust Indenture Act.

Subordinated Debt Securities

The indebtedness evidenced by the subordinated debt securities of each series is subordinate and junior in right of payment to all Senior Debt to the extent described herein. Senior Debt shall continue to be Senior Debt and entitled to the benefits of these subordination provisions irrespective of any amendment, modification, or waiver of any term of the Senior Debt or extension or renewal of the Senior Debt.

For purposes hereunder, “Senior Debt” means:

•	any of the Company’s indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes, or other written instruments,

•	the Company’s obligations under letters of credit,

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any of the Company’s indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor, and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and

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any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business), or other similar contingent obligations in respect of obligations of others of a type described in (1), (2), and (3) above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States, in each case whether outstanding on the date of execution of the subordinated indenture or incurred later, other than obligations ranking on a parity with the subordinated debt securities or ranking junior to the subordinated debt securities.

In the event of (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition, or other similar proceeding relating to the Company or its property, (b) any proceeding for the liquidation, dissolution, or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) any assignment by the Company for the benefit of creditors, or (d) any other marshalling of the assets of the Company, all Senior Debt (including any interest on such Senior Debt accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities, or other property, shall be made to any holder of any of the subordinated debt securities on account of such subordinated debt securities. Any payment or distribution, whether in cash, securities, or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the subordinated debt securities, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect of such Senior Debt under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the subordinated debt securities of any series shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt (including any interest on such Senior Debt accruing after the commencement of any such proceedings) shall have been paid in full. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Debt, the holders of the subordinated debt securities, together with the holders of any obligations of the Company ranking on a parity with the subordinated debt securities, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of (and premium, if any) and interest on the subordinated debt securities and such other obligations before any payment or other distribution, whether in cash, property, or otherwise, shall be made on account of any capital stock or any obligations of the Company ranking junior to the subordinated debt securities and such other obligations.

In the event that, notwithstanding the foregoing, any payment or distribution of any character or any security, whether in cash, securities, or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the securities, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect of such Senior Debt under any such plan of reorganization or readjustment), shall be received by the trustee or any holder in contravention of any of the terms of the subordinated indenture such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for applications to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full. In the event of the failure of the trustee or any holder to endorse or assign any such payment, distribution, or security, each holder of Senior Debt is irrevocably authorized to endorse or assign the same.

No present or future holder of any Senior Debt shall be prejudiced in the right to enforce subordination of the indebtedness evidenced by the subordinated debt securities by any act or failure to act on the part of the Company. Nothing contained in the subordinated indenture shall impair, as between the Company and the holders of subordinated debt securities of each series, the obligation of the Company to pay to such holders the principal of (and premium, if any) and interest on such subordinated debt securities or prevent the trustee or the holder from exercising all rights, powers and remedies otherwise permitted by applicable law or under this subordinated indenture upon a default or Event of Default under the subordinated indenture, all subject to the rights of the holders of the Senior Debt to receive cash, securities, or other property otherwise payable or deliverable to the holders.

Senior Debt shall not be deemed to have been paid in full unless the holders shall have received cash, securities, or other property equal to the amount of such Senior Debt then outstanding. Upon the payment in full of all Senior Debt, the holders of subordinated debt securities of each series shall be subrogated to all rights of any holders of Senior Debt to receive any further payments or distributions applicable to the Senior Debt until the indebtedness evidenced by the securities of such series shall have been paid in full, and such payments or distributions received by such holders, by reason of such subrogation, of cash, securities, or other property which otherwise would be paid or distributed to the holders of Senior Debt shall, as between the Company and its creditors other than the holders of Senior Debt, on the one hand, and such holders, on the other hand, be deemed to be a payment by the Company on account of Senior Debt, and not on account of the subordinated debt securities of such series.

The trustee and holders will take such action (including, without limitation, the delivery of the subordinated indenture to an agent for the holders of Senior Debt or consent to the filing of a financing statement with respect to the subordinated indenture) as may, in the opinion of counsel designated by the holders of a majority in principal amount of the Senior Debt at the time outstanding, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.

The provisions of this section shall not impair any rights, interests, remedies, or powers of any secured creditor of the Company in respect of any security interest the creation of which is not prohibited by the provisions of the subordinated indenture.

In the event and during the continuation of any default in the payment of the principal of or any premium or interest on any Senior Debt beyond any applicable grace period with respect to such Senior Debt, or in the event that any event of default with respect to any Senior Debt shall have occurred and be continuing permitting the holders of such Senior Debt (or the trustee on behalf of the holders of such Senior Debt) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or (b) in the event any judicial proceeding shall be pending with respect to any such default in payment or event of default, then no payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the subordinated debt securities) shall be made by the Company on account of the principal of or any premium or interest on the subordinated debt securities or on account of the purchase or other acquisition of subordinated debt securities, provided, however, that nothing in this paragraph shall prevent the satisfaction of any sinking fund payment in accordance with the sinking fund provisions under the subordinated indenture, by delivering and crediting pursuant to such sinking fund provisions subordinated debt securities which have been acquired (upon redemption or otherwise) prior to such default in payment or event of default. In the event that, notwithstanding the foregoing, the Company shall make any payment to the trustee or the holder of any security prohibited by the foregoing provisions of this paragraph, and if such fact shall, at or prior to the time of such payment, have been made known to a responsible officer of the trustee, subject to certain provisions in the indenture, or, as the case may be, such holder, then and in such event such payment shall be paid over and delivered to the Company.

Anything in the subordinated indenture to the contrary notwithstanding, no modification or amendment and no supplemental indenture shall modify the subordination provisions described in this section in a manner that would adversely affect the holders of Senior Debt.

Miscellaneous

We, or our affiliates, may from time to time purchase any of the debt securities that are then outstanding, by tender in the open market or by private agreement.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Description of Warrants

This section describes the general terms and provisions of the warrants. The applicable prospectus supplement will describe the specific terms of the warrants offered under that applicable prospectus supplement and any contrary general terms outlined in this section that will not apply to those warrants.

We may issue warrants independently or together with debt or equity securities. The warrants will be issued under warrant agreements between us and a bank or trust company, as warrant agent, all as stated in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of the warrants offered in this prospectus, including the following, if applicable:

•	the offering price;

•	the title of the warrants;

•	the designation and terms of any related debt securities with which the warrants are to be issued and the number of the warrants offered with each debt security;

•	the date, if any, on and after which the holder of the warrants can transfer them separately from the related debt securities;

•	the date on which the right to exercise the warrants will commence and the date on which this right will expire; and

•	whether the warrant certificates representing the warrants will be issued in registered or bearer form, and if registered, where they are transferred and registered.

A holder can exchange warrant certificates for new warrant certificates of different authorized denominations, and can exercise his or her warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

Each warrant entitles the holder of that warrant to purchase the principal amount of securities at the price stated, or determinable in the applicable prospectus supplement. A holder can exercise warrants during the period stated in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder can exercise warrants as stated in the applicable prospectus supplement relating to the warrants. We will, as soon as practicable, forward to you the securities purchased upon exercise. If less than all of the warrants represented by the warrant certificates are exercised, a new warrant certificate will be issued for the remaining warrants.

Description of Purchase Contracts

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock, preferred stock or other securities at a future date or dates. The price per share of the securities and the number of shares of the securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and any combination of debt securities, shares of our common stock or preferred stock or depositary shares. The units may require holders to secure their obligations under the purchase contracts in a specified manner. The units also may require us to make periodic payments to the holders of the purchase contracts or the units or vice versa, and those payments may be unsecured or pre-funded on some basis.

The applicable prospectus supplement will describe the terms of the purchase contracts or units including, if applicable, collateral or depositary arrangements. These terms may include, without limitation, the following:

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts or purchase units;

•	a discussion of the material United States federal income tax considerations applicable to the purchase contracts or purchase units;

•	whether the purchase contracts or purchase units will be issued in fully registered or global form; and

•	any other terms of the purchase contracts or purchase units and any securities subject to such purchase contracts.

The description in the applicable prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts and, if applicable, collateral or depositary arrangements relating to the purchase contracts or units, which will be filed with the SEC.

Description of Units

We may offer units consisting of any combination of two or more debt securities, warrants, purchase contracts, shares of preferred stock, depositary shares, and common stock described in this prospectus. For any units we may offer, we will describe in the applicable prospectus supplement the particular securities that comprise each unit, whether or not the particular securities will be separable and, if they will be separable, the terms on which they will be separable, a description of the provisions for the payment, settlement, transfer, or exchange of the units, and any other specific terms of the units. We will issue units under unit agreements that we will enter into with one or more unit agents.

Selling Securityholders

Information regarding the beneficial ownership of our securities by any selling securityholders, the number of securities being offered by such selling securityholders and the number of securities beneficially owned by such selling securityholders after the applicable offering, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference herein.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Squire Patton Boggs (US) LLP, Atlanta, Georgia. Any underwriters or placement agents will be represented by their own counsel.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. Other than information deemed “furnished” rather than “filed” under the Exchange Act, we incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025 (“Annual Report”);

•	our Proxy Statement for the 2025 Annual Meeting of our shareholders, filed with the SEC on April 2, 2025, to the extent incorporated by reference in Part III of our Annual Report;

•

Description of our Common Stock, $1.00 par value (incorporated herein by reference to Exhibit 4.1 to our Annual Report), as updated by any other amendment or report filed for the purpose of updating such description;

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2025, June  30, 2025 and March 31, 2025, filed with the SEC on November 7, 2025, August 8, 2025 and May 9, 2025, respectively;

•	our Current Reports on Form 8-K filed with the SEC on February 11, 2025, May 1, 2025, May 15, 2025 and August 15, 2025 (in each case, except to the extent “furnished” but not filed); and

•

all documents filed after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules (unless otherwise indicated therein)).

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from United without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement. You may obtain documents incorporated by reference in this prospectus or any accompanying prospectus supplement by requesting them in writing or by telephone from Elizabeth Boggess, Head of Investor Relations, United Community Banks, Inc., at200 East Camperdown Way, Greenville, South Carolina 29601, telephone number (864) 241-8705.

We maintain a website at http://www.ucbi.com where the incorporated documents listed above can be accessed. Neither our website nor the information on our website is included or incorporated in, or is a part of, this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC, all of which are available to the public on the Internet site maintained by the SEC at http://www.sec.gov. You may also read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available free of charge at our website at http://www.ucbi.com.

We have filed a registration statement on Form S-3 to register the securities to be issued under this prospectus. This prospectus summarizes material provisions of certain contracts and other documents and may not contain all of the information that you may find important. You should review the full text of these contracts and other documents, which we have included as exhibits to the registration statement. You may obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

PROSPECTUS

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

WARRANTS

PURCHASE CONTRACTS FOR SECURITIES

UNITS

December 1, 2025

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated, except the SEC registration fee.

SEC registration fee	*
Legal fees and expenses	†
Printing expenses	†
Accounting fees and expenses	†
Trustee and transfer agent fees and expenses	†
Warrant agent fees and expenses	†
Blue sky fees and expenses	†
Rating agency fees	†
Nasdaq listing fees	†
Miscellaneous	†

*	Deferred in reliance on Rule 456(b) and 457(r).

†	Estimated expenses are not presently known.

Item 15.	Indemnification of Directors and Officers.

Our Articles of Incorporation, as amended, provide that no director of United shall be personally liable to United or our shareholders for breach of his or her duty of care or other duty as a director, but only to the extent permitted from time to time by the Georgia Business Corporation Code.

Our Bylaws require us to indemnify our directors, officers, employees, and agents against judgments, fines, penalties, amounts paid in settlement, and expenses, including attorney’s fees, actually and reasonably incurred in connection with various types of legal actions or proceedings instituted by third parties if the actions of the director, officer, employee, or agent being indemnified meet the standards of conduct specified therein.

In addition, our Bylaws require us to indemnify our directors, officers, employees, and agents for expenses actually and reasonably incurred in connection with legal actions or proceedings instituted by or in the right of United to procure a judgment in our favor, if the actions of the director, officer, employee, or agent being indemnified meet the standards of conduct set forth therein. However, we will not indemnify a director, officer, employee, or agent for such expenses if such person is adjudged liable to us, unless so ordered by the court in which the legal action or proceeding is brought.

A determination concerning whether or not the applicable standard of conduct has been met by a director, officer, employee, or agent seeking indemnification must be made by (1) a disinterested majority of the board of directors, (2) our legal counsel, if a quorum of disinterested directors is not obtainable or if the disinterested directors so order, or (3) an affirmative vote of a majority of shares held by the shareholders. No indemnification may be made to or on behalf of a director, officer, employee or agent in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by him or her.

As provided under Georgia law, the liability of a director may not be eliminated or limited (1) for any appropriation, in violation of his duties, of any business opportunity of United, (2) for acts or omissions which involve intentional misconduct or a knowing violation of law, (3) for unlawful corporate distributions or (4) for any transaction from which the director received an improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to limitations.

Item 16.	Exhibits.

Exhibit No.	Exhibit

1.1	Underwriting Agreement.*

3.1	Restated Articles of Incorporation of United Community Banks, Inc., as amended (incorporated herein by reference to Exhibit 3.1 to United Community Banks, Inc.’s Quarterly Report on Form 10-Q for the period ended September 30, 2021, filed with the Securities and Exchange Commission on November 5, 2021).

3.2	Amended and Restated Bylaws of United Community Banks, Inc., as amended (incorporated herein by reference to Exhibit 3.2 to United Community Banks, Inc.’s Quarterly Report on Form 10-Q for the period ended March 31, 2015, filed with the Securities and Exchange Commission on May 11, 2015).

4.1	See Exhibits 3.1 and 3.2 for provisions of the Restated Articles of Incorporation of United Community Banks, Inc., as amended, and the Amended and Restated Bylaws, as amended, of United Community Banks, Inc., which define the rights of security holders.

4.2	Indenture, dated June 17, 2020, by and between the Company and U.S. Bank Trust Company, National Association (as assignee of U.S. Bank National Association), as trustee (incorporated herein by reference to Exhibit 4.1 to United Community Banks, Inc. Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 17, 2020).

4.3	Form of Indenture for Subordinated Debt Securities.

4.4	Form of Note.*

4.6	Form of Warrant.*

4.7	Form of Depositary Agreement.*

4.8	Form of Depositary Receipt (included in Exhibit 4.7).

4.9	Form of Purchase Contract Agreement.*

4.91	Form of Unit Agreement.*

5.1	Opinion of Squire Patton Boggs (US) LLP.

8.1	Tax Opinion of counsel (including the consent of such counsel).*

23.1	Consent of Pricewaterhouse Coopers LLP.

23.2	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1).

24.1	Power of Attorney

25.1	T-1 Statement of Eligibility of U.S. Bank Trust Company, National Association (as assignee of U.S. Bank National Association), as trustee under the Indenture for the Senior Debt Securities.

Exhibit No.	Exhibit

25.2	Form T-1 Statement of Eligibility of U.S. Bank Trust Company, National Association, as trustee under the Indenture for the Subordinated Debt Securities.**

107	Filing Fee Table

*	To be filed, if necessary, by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference.
**	To be incorporated by reference from a subsequent filing pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)	The undersigned registrant hereby undertakes that:

(i)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, United Community Banks, Inc. certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenville, South Carolina, on December 1, 2025.

UNITED COMMUNITY BANKS, INC.

By:	/s/ H. Lynn Harton
H. Lynn Harton
Chairman, President, and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities set forth and on December 1, 2025.

Signature	Title

/s/ H. Lynn Harton H. Lynn Harton	Chairman, President, and Chief Executive Officer (Principal Executive Officer)

/s/ Jefferson L. Harralson Jefferson L. Harralson	Chief Financial Officer (Principal Financial Officer)

/s/ Alan H. Kumler Alan H. Kumler	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)

* Thomas A. Richlovsky	Lead Independent Director

* Jennifer M. Bazante	Director

* George B. Bell	Director

* James P. Clements	Director

* Kenneth L. Daniels	Director

* Sally Pope Davis	Director

* Lance F. Drummond	Director

* John M. James	Director

Signature	Title

* Jennifer K. Mann	Director

* Tim R. Wallis	Director

* David H. Wilkins	Director

* By:	/s/ Alan H. Kumler	Attorney-in-Fact
Alan H. Kumler